Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-251151, 333-261419 and 333-235507) and on Forms S-8 (Nos. 333-235777 and 333-254922) of BiomX Inc. of our report dated March 30, 2022 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 30, 2022	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited